SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2009

General Automotive Company

(Exact name of registrant as specified in its charter)

Nevada	333-137755	20-3893833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5422 Carrier Drive, Suite 309, Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 407 363-5633

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On October 30, 2009 the General Automotive Company (GNAU) named Dan Valladao as it Chief Executive Officer, Tim Alford as its Chief Operating Officer and Shawn Powell Joseph as its Chief Financial Officer.

(c)	Effective October 30, 2009, General Automotive Company (GNAU) entered into three-year employment agreements with Dan Valladao, its Chief Executive Officer, Tim Alford, its Chief Operating Officer, and Shawn Powell Joseph, its Chief Financial Officer. The employment agreements expire on December 31, 2012 and have the following provisions:

According to the terms of the agreement, in addition to his base salary of $120,000 per year, Mr. Valladao was granted the option to purchase 10,000,000 shares of common stock of General Automotive Company (GNAU), at an exercise price of 4 cents per share in consideration for becoming the Chief Executive Officer of the Company. The Company will also provide Mr. Valladao with health insurance, a monthly housing allowance and applicable bonuses in discretionary amounts to be determined by our Board of Directors.

According to the terms of the agreement, in addition to his base salary of $111,917 per year, Mr. Alford was granted the option to purchase 3,000,000 shares of common stock of General Automotive Company (GNAU), at an exercise price of 4 cents per share in consideration for becoming the Chief Operating Officer of the Company. The Company will also provide Mr. Alford with health insurance and applicable bonuses in discretionary amounts to be determined by our Board of Directors.

According to the terms of the agreement, in addition to his base salary of $65,000 per year, Ms. Powell Joseph was granted the option to purchase 2,000,000 shares of common stock of General Automotive Company (GNAU), at an exercise price of 4 cents per share in consideration for becoming the Chief Financial Officer of the Company. The Company will also provide Ms. Powell Joseph with health insurance and applicable bonuses in discretionary amounts to be determined by our Board of Directors.

The foregoing descriptions of the agreements are qualified in their entirety by reference to the agreements thereof, which are attached hereto in Exhibit 10.1 for Dan Valladao, Exhibit 10.2 for Tim Alford, and Exhibit 10.3 for Shawn Powell Joseph, and incorporated, herein by reference.

(c)(2)	Prior to his appointment as Chief Executive Officer, Dan Valladao served as the Vice President of Business Development for the Registrant. Mr. Valladao is also Chairman of the Board of Directors for the Company.

Prior to his appointment as Chief Operating Officer, Tim Alford served as President of OE Source, a wholly owned subsidiary of the Registrant. Mr. Alford is also a member of the Board of Directors for the Company.

Prior to her appointment as Chief Financial Officer, Shawn Powell Joseph, 44 years old, served as the Chief Accounting Officer for the Registrant from July-October 2009. Ms. Powell Joseph served as the Controller of General Automotive Company from June 2008-July 2009. From 2006-2008 Ms. Powell Joseph was the Accounting Manager for Fulmer Logistics Corporation and its subsidiaries. Prior to joining Fulmer Logistics, Ms. Powell Joseph worked as accounting and management consultant.

Ms. Powell Joseph earned a Bachelor of Science Degree in Accounting from Southern University in 1987. In addition to earning a MBA with a concentration in Global Management in 2007, Shawn Powell Joseph is a management doctoral scholar with an emphasis in information systems and technology.

SECTION 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit. Number	Description of Exhibit
10.1	Employment Agreement between General Automotive Company and Dan Valladao dated October 30, 2009

10.2	Employment Agreement between General Automotive Company and Tim Alford dated October 30, 2009

10.3	Employment Agreement between General Automotive Company and Shawn Powell Joseph dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Automotive Company

/S/ DAN VALLADAO
Dan Valladao

Date: November 4, 2009